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                                Construction Note

Note Date: September 25, 2000                                  $26,600,000.00
Maturity Date: September 1, 2011

FOR VALUE RECEIVED, DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company ("BORROWER") promises to pay to the order of First National Bank of Omaha ("BANK"), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Twenty Six Million Six Hundred Thousand and No/100 Dollars ($26,600,000.00), or the amount shown on the BANK's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement ("CONSTRUCTION LOAN AGREEMENT") between BORROWER and BANK dated as of September 25, 2000. All capitalized terms not otherwise defined in this note shall have the meanings provided in the CONSTRUCTION LOAN AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue, for the period through and including the COMPLETION DATE, at a rate (the "RATE") equal to the BASE RATE in effect from time to time until maturity, and three per cent (3%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise. For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its "National Base Rate."

Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

Following the COMPLETION DATE, interest on the CONSTRUCTION LOAN shall accrue at a rate of nine (9%) percent per annum prior to maturity, and twelve (12%) percent per annum after maturity, whether by acceleration or otherwise.

REPAYMENT TERMS. Until COMPLETION DATE, interest only shall be payable on the 1St day of each calendar quarter, commencing September 1, 2000. After COMPLETION DATE, BORROWER will pay forty equal quarterly payments of amortized interest and principal, commencing November 1, 2001, with the full amount of the CONSTRUCTION LOAN outstanding on COMPLETION DATE being amortized over a period of ten years. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on September 1, 2011.

PREPAYMENT. The BORROWER may prepay this CONSTRUCTION NOTE in full or in part at any time. Provided, however, a condition of any prepayment is that a fee shall be paid to BANK sufficient to make BANK whole for any expenses related to breaking fixed interest rates. Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may


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deem appropriate. Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS. The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this CONSTRUCTION NOTE by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this CONSTRUCTION NOTE is not paid as provided above. This CONSTRUCTION NOTE shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this CONSTRUCTION NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this CONSTRUCTION NOTE.

___________________________                          DAKOTA ETHANOL, L.L.C.

                                                     By /s/ Doug Van Duyn
                                                     Its:  Chairman

STATE OF SOUTH DAKOTA      )
                           ) ss.
COUNTY OF MINNEHARA        )

         On this 25th day of September, 2000, before me, the undersigned, a Notary Public, personally appeared Doug Van Duyn, the Chairman of the Board of Governors, Dakota Ethanol, L.L.C., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

___________________________                          /s/ James M. Wiederrich
                                                     Notary Public